EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Superior Services, Inc. 1996 Equity Incentive Plan, 1993 Incentive Stock Option Plan and Various Other Individual Employment, Stock Option, Stock Purchase and Settlement Agreements of our report dated February 2, 1996, with respect to the consolidated financial statements of Superior Services, Inc. included in its Registration Statement on Form S-4 (No. 333-06443), filed with the Securities and Exchange Commission.



                                                            ERNST & YOUNG LLP
   Milwaukee, Wisconsin
   September 26, 1996